UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 22, 2002

Heritage Commerce Corp
(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 Almaden Boulevard
San Jose, California    95113
(Address of principal executive offices including zip code)

(408) 947-6900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former Address, if changed since last report)

Item 5. Other Events.

Heritage Commerce Corp Reports Financial Results
for the Third Quarter of 2002

SAN JOSE, Calif., Oct. 22 - Heritage Commerce Corp (the "Company") (Nasdaq: HTBK) today reported consolidated operating results for the third quarter of 2002. Consolidated net income was $1,812,000, or $0.16 per diluted share, compared to $1,823,000, or $0.16 per diluted share, for the third quarter of 2001 and compared to $1,561,000, or $0.14 per diluted share for the second quarter of 2002. The increase in earnings from the second quarter of 2002 was primarily due to an increase in net interest income related to higher volumes and noninterest income, primarily from gains on sales of investment securities and SBA loans, offset by increases in the provision for loan losses. Annualized return on average assets and return on average equity for the third quarter of 2002 were 0.77% and 9.05%, respectively, compared with returns of 0.82% and 10.03%, respectively, for the third quarter of 2001 and returns of 0.68% and 8.15%, respectively, for the second quarter of 2002. Annualized return on average assets and return on average equity for the nine months ended September 30, 2002 were 0.71% and 8.45%, respectively, compared with returns of 0.91% and 11.28%, respectively, for the nine months ended September 30, 2001. The Company's net interest margin was 4.36% for the third quarter of 2002, compared with 4.88% for the third quarter of 2001 and 4.41% for the second quarter of 2002, reflecting both the significant reduction in interest rates that took place in 2001 and the stabilization of interest rates during 2002.

Noninterest income was $2,360,000 for the third quarter of 2002, compared with $1,825,000 for the third quarter of 2001 and $1,987,000 for the second quarter of 2002. The increase in the third quarter of 2002 of $535,000, or 29%, compared to the third quarter of 2001, was primarily due to increases in gains on sales of securities of $180,000, service charges and other fees of $106,000, servicing income related to the sale of SBA loans of $169,000, and in other noninterest income of $237,000, offset by a decrease in gains on sales of SBA loans of $157,000. The increase in service charges and other fees was primarily the result of an increase in activity resulting from the growth of the Company.

Given the current interest rate environment, the Company is focused on managing operating expenses including salaries and benefits. Noninterest expense for the third quarter of 2002 was $8,346,000, compared with $8,687,000 for the third quarter of 2001 and $8,317,000 for the second quarter of 2002. The decrease in noninterest expense in the third quarter of 2002 of $341,000, or 4%, compared to the third quarter of 2001 was due to a decrease in salaries and employee benefits, and other noninterest expenses. Salaries and employee benefits for the third quarter of 2002 were $4,580,000, down $154,000, or 3%, from $4,734,000 in the third quarter of 2001. Other noninterest expenses decreased $221,000, or 8%, from $2,794,000 for the third quarter of 2001, to $2,573,000 for the third quarter of 2002.

As of September 30, 2002, the Company's total assets were $959,720,000, an increase of $49,855,000 or 5%, from $909,865,000 as of September 30, 2001 and an increase of $46,990,000 or 5%, from $912,730,000 as of December 31, 2001. Total loans were $630,684,000 as of September 30, 2002, up 2% from $615,773,000 as of September 30, 2001 and down slightly from $632,917,000 as of December 31, 2001. Total deposits were $841,937,000 as of September 30, 2002, up 5% from $801,838,000 as of September 30, 2001 and up 4% from $807,908,000 as of December 31, 2001.

The Company's allowance for loan losses was $12,416,000, or 1.97% of total loans, as of September 30, 2002, compared to $10,673,000, or 1.73% of total loans, as of September 30, 2001 and $11,154,000, or 1.76% of total loans, as of December 31, 2001. The increase in the allowance for loan losses was due to additional provisions to reflect the continued weaknesses in the economy. The Company's nonperforming assets (NPA's) increased to $4,747,000 as of September 30, 2002, primarily as a result of the placement of one commercial real estate loan on nonaccrual status during the third quarter of 2002. The NPA balance of $4,747,000 represents 0.75% of outstanding loans at September 30, 2002. NPA's were $66,000 as of September 30, 2001 and there were no NPA's as of December 31, 2001.

Shareholders' equity as of September 30, 2002 was $80,791,000 compared with $73,527,000 as of September 30, 2001 and $74,574,000 as of December 31, 2001. Book value per share increased to $7.22 as of September 30, 2002, from $6.62 as of September 30, 2001 and $6.71 as of December 31, 2001. The Company's leverage capital ratio was 10.83% as of September 30, 2002, up from 10.25% as of September 30, 2001 and 10.20% as of December 31, 2001. All of the Company's subsidiary bank capital ratios continue to be above the well-capitalized guidelines established by the bank regulatory agencies.

Heritage Commerce Corp, a bank holding company, is the parent company of four financial institutions: Heritage Bank of Commerce, a commercial bank headquartered in the city of San Jose, with Loan Production offices in San Jose, Fresno, Santa Cruz, Elk Grove, Watsonville, Glendale, Chico and Pittsburg, CA; Heritage Bank East Bay, a commercial bank headquartered in the city of Fremont, with an office in Danville; Heritage Bank South Valley, a commercial bank headquartered in the city of Morgan Hill, with an office in Gilroy; and Bank of Los Altos, with two offices in Los Altos and an office in Mountain View.

Heritage Commerce Corp announced on July 12, 2002 that its Board of Directors had authorized the merger of three of its wholly owned commercial bank subsidiaries into the Company's original wholly owned bank subsidiary. Under the proposed reorganization, Heritage Bank East Bay, Heritage Bank South Valley and Bank of Los Altos will be merged into Heritage Bank of Commerce, the Company's first and largest bank, founded in 1994 and headquartered in San Jose. Heritage Bank East Bay, Heritage Bank South Valley and Bank of Los Altos will operate as divisions of Heritage Bank of Commerce and continue to serve their local markets and communities under their current names. The proposed transaction is expected to be completed by December 31, 2002 and is subject to regulatory approval.

Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2001 and the Quarterly Reports on Form 10-Q filed by the Company in fiscal 2002.

For further information about the Company's financial performance, contact Brad L. Smith, Chairman and Chief Executive Officer, at (408) 947-6900 or visit the Company's website at www.heritagecommercecorp.com

Forward Looking Statement Disclaimer

This release may contain forward-looking statements that are subject to risks and uncertainties. Such risks and uncertainties may include but are not necessarily limited to fluctuations in interest rates, inflation, government regulations and general economic conditions, and competition within the business areas in which the Company is conducting its operations, including the real estate market in California and other factors beyond the Company's control. Such risks and uncertainties could cause results for subsequent interim periods or for the entire year to differ materially from those indicated. For a discussion of factors which could cause results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company's press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

HERITAGE COMMERCE CORP
Condensed Consolidated Financial Information (Unaudited)

                                                         At and For the Three Months Ended    Percent Change From         At and For the Nine Months Ended
------------------------------------------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands,                             September 30,  June 30,     September 30,  June 30,    September 30, September 30, September 30, Percent
except Per Share amounts)                             2002          2002          2001          2002         2001          2002          2001       Change
-------------------------------------------------- -----------   -----------   -----------  ------------  -----------   -----------   -----------   -------
Per Share Data
------------------------------------------------------------------------------------------------------------------------------------------------------------
Earnings Per Share (EPS):
   Basic EPS                                      $      0.16   $      0.14   $      0.16            14%          0% $      0.44   $      0.53       (17)%
   Diluted EPS                                    $      0.16   $      0.14   $      0.16            14%          0% $      0.43   $      0.52       (17)%
End of Period(EOP) Book Value Per Share           $      7.22   $      7.00   $      6.62             3%          9% $      7.22   $      6.62         9%

EOP Shares Outstanding                             11,184,917    11,150,017    11,111,719             0%          1%  11,184,917    11,111,719         1%
Weighted Average Basic Shares Outstanding          11,169,765    11,139,219    11,106,956             0%          1%  11,143,721    11,071,581         1%
Weighted Average Diluted Shares Outstanding        11,448,259    11,485,511    11,395,562             0%          0%  11,423,916    11,379,501         0%

Income Statement Data
------------------------------------------------------------------------------------------------------------------------------------------------------------
Interest Income                                   $    13,051   $    13,290   $    15,855            (2)%        (18)% $    39,412   $    50,807       (22)%
Interest Expense                                        3,655         3,994         5,803            (8)%        (37)%      11,941        19,116       (38)%
Net Interest Income                                     9,396         9,296        10,052             1%         (7)%      27,471        31,691       (13)%

Loan Loss Provision                                       750           640           279            17%        169%       2,066         1,334        55%

Noninterest Income:
  Service Charges and Other Fees                          360           371           254            (3)%         42%       1,047           690        52%
  Gain on Sale of Loans                                   596           557           753             7%        (21)%       1,574         1,304        21%
  Gain on Sales of Securities Available-For-Sale          361           138           181           162%         99%         786           732         7%
  Servicing Income                                        362           310           193            17%         88%         941           486        94%
  Other Noninterest Income                                681           611           444            11%         53%       1,889         1,542        23%
Total Noninterest Income                                2,360         1,987         1,825            19%         29%       6,237         4,754        31%

Noninterest Expense:
  Salaries & Employee Benefits                          4,580         4,648         4,734            (1)%         (3)%      13,761        14,190        (3)%
  Occupancy & Equipment                                 1,193         1,117         1,159             7%          3%       3,384         3,423        (1)%
  Other Noninterest Expense                             2,573         2,552         2,794             1%         (8)%       7,219         8,010       (10)%
Total Noninterest Expense                               8,346         8,317         8,687             0%         (4)%      24,364        25,623        (5)%

Income Before Taxes                                     2,660         2,326         2,911            14%         (9)%       7,278         9,488       (23)%
Income Taxes                                              848           765         1,088            11%        (22)%       2,393         3,594       (33)%
Net Income                                        $     1,812   $     1,561   $     1,823            16%         (1)% $     4,885   $     5,894       (17)%

                                                         At and For the Three Months Ended    Percent Change From         At and For the Nine Months Ened
------------------------------------------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands,                             September 30,  June 30,     September 30,  June 30,    September 30, September 30, September 30, Percent
except Per Share amounts)                             2002          2002          2001          2002         2001          2002          2001       Change
-------------------------------------------------- -----------   -----------   -----------  ------------  -----------   -----------   -----------   -------
Average Balances
------------------------------------------------------------------------------------------------------------------------------------------------------------
Average Loans                                     $   673,816   $   669,956   $   653,914             1%          3% $   672,292   $   638,230         5%
Average Other Earning Assets                      $   180,482   $   176,466   $   164,005             2%         10% $   174,983   $   162,859         7%
Average Earning Assets                            $   854,298   $   846,422   $   817,919             1%          4% $   847,275   $   801,089         6%
Average Assets                                    $   931,238   $   921,319   $   883,733             1%          5% $   922,465   $   868,474         6%
Average Interest Bearing Funds                    $   609,537   $   611,038   $   571,197            (0)%          7% $   607,545   $   560,802         8%
Average Equity                                    $    79,434   $    76,869   $    72,085             3%         10% $    77,324   $    69,866        11%
Average Deposits                                  $   819,488   $   813,212   $   776,537             1%          6% $   811,590   $   765,309         6%

End of Period Balances
------------------------------------------------------------------------------------------------------------------------------------------------------------
EOP Loans:
  Real Estate - Land and Construction             $   136,631   $   160,368   $   164,602           (15)%        (17)% $   136,631   $   164,602       (17)%
  Real Estate - Mortgage                              261,037       250,658       239,772             4%          9%     261,037       239,772         9%
  Commercial                                          228,696       214,160       203,806             7%         12%     228,696       203,806        12%
  Consumer                                              4,320         4,237         7,593             2%        (43)%       4,320         7,593       (43)%
Total EOP Loans                                   $   630,684   $   629,423   $   615,773             0%          2% $   630,684   $   615,773         2%

EOP Assets                                        $   959,720   $   927,692   $   909,865             3%          5% $   959,720   $   909,865         5%

EOP Deopsits:
  Demand Deposits - Noninterest Bearing           $   237,776   $   216,467   $   215,884            10%         10% $   237,776   $   215,884        10%
  Demand Deposits - Interest Bearing                   84,581        91,761        72,234            (8)%         17%      84,581        72,234        17%
  Savings/Money Market                                282,400       266,032       225,110             6%         25%     282,400       225,110        25%
  Time Deposits                                       237,180       244,204       288,610            (3)%        (18)%     237,180       288,610       (18)%
Total EOP Deposits                                $   841,937   $   818,464   $   801,838             3%          5% $   841,937   $   801,838         5%

EOP Equity                                        $    80,791   $    78,098   $    73,527             3%         10% $    80,791   $    73,527        10%

Credit Quality Data
------------------------------------------------------------------------------------------------------------------------------------------------------------
EOP Non-Accrual Loans                             $     4,747   $     1,951   $        66           143%      7,092% $     4,747   $        66     7,092%
EOP Total Non-Performing Assets                   $     4,747   $     1,951   $        66           143%      7,092% $     4,747   $        66     7,092%
EOP 90-day Past Due Loans and Still Accruing      $         0   $       415   $         0          (100)%        N/A   $         0   $         0       N/A
EOP Net Charge-Offs/(Recoveries)                  $       191   $       303   $       (48)          (37)%        498% $       804   $       312       158%
EOP Loan Loss Reserves                            $    12,416   $    11,856   $    10,673             5%         16% $    12,416   $    10,673        16%

Ratios
------------------------------------------------------------------------------------------------------------------------------------------------------------
Annualized ROA                                           0.77%        0.68%        0.82%          13%         (6)%        0.71%        0.91%     (22)%
Annualized ROE                                           9.05%        8.15%       10.03%          11%        (10)%        8.45%       11.28%     (25)%
Efficiency Ratio                                        70.99%       73.71%       73.14%          (4)%         (3)%       72.28%       70.31%       3%
Noninterest Expense as Percent of Average Assets         3.56%        3.62%        3.90%          (2)%         (9)%        3.53%        3.94%     (10)%
Net Interest Margin                                      4.36%        4.41%        4.88%          (1)%        (11)%        4.33%        5.29%     (18)%
Allowance for Loan Losses:
  to Total Loans                                         1.97%        1.88%        1.73%           5%         14%        1.97%        1.73%      14%
  to Non-Performing Loans                                 262%         608%      16,171%         (57)%        (98)%         262%      16,171%     (98)%
Leverage Ratio                                          10.83%       10.34%       10.25%           5%          6%       10.83%       10.25%       6%

SIGNATURES

Pursuant to the requirement of the Security Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 23, 2002	Heritage Commerce Corp
By: /s/ Lawrence D. McGovern Name: Lawrence D. McGovern Executive Vice President and Chief Financial Officer
By: /s/ Brad L. Smith Brad L. Smith Chairman of the Board and Chief Executive Officer